UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8201 Peters Road, Suite 1000

Plantation, FL 33324

(Address of Principal Executive Offices) (Zip Code)

(954) 255-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AENT	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	AENTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2025, (the “Effective Date”), Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company”), as Parent, and certain of its subsidiaries, as Borrowers and/or Guarantors (together with the Company, the “Loan Parties”), entered into a Loan and Security Agreement with Bank of America, N.A., as Agent, and the other Lenders party thereto from time to time (the “New Credit Agreement”), which provides for a $120.0 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility also permits, subject to the satisfaction of certain conditions, additional borrowings (with the consent of the Agent and the other Lenders) in an amount not to exceed $50.0 million and provides for a $3.0 million sub-limit for letters of credit. The Revolving Credit Facility matures on October 1, 2030 (the “Revolving Credit Facility Maturity Date”).

The proceeds of the initial borrowings under the Revolving Credit Facility were used (i) to repay all outstanding obligations under the Loan and Security Agreement, dated as of December 31, 2023, by and among the Company, as parent and guarantor, each of its subsidiaries from time to time party thereto, as borrowers and guarantors, the lenders from time to time parties thereto, and White Oak Commercial Finance LLC, as administration agent and collateral agent (the “Existing Credit Agreement”) and (ii) following the repayment of the Existing Credit Agreement, to repay in full the outstanding $10 million subordinated loan previously made to the Company by the Bruce Ogilvie, Jr. Trust dated January 20, 1994 (the “Ogilvie Trust Loan”). The repayment of the Ogilvie Trust Loan satisfied in full and extinguished all obligations of the Company under the related note. No early termination penalties or prepayment premiums were incurred in connection with the repayment of the Existing Credit Agreement or the Ogilvie Trust Loan.

Borrowings under the Revolving Credit Facility bear interest at, at the Company’s option, (i) a base rate (the greatest of (a) the Bank of America, N.A. prime rate, (b) the federal funds effective rate plus 0.50% or (c) the one-month term SOFR rate plus 1.0%), which shall not be less than 1.0%, plus a margin of 0.50% from the Effective Date until the end of March 2026 and 0.625% thereafter, or (ii) (x) the one-month term SOFR rate, which shall not be less than 0.0% or (y) the daily simple SOFR rate, which shall not be less than 0.0%, in each case, plus a margin of 1.50% from the Effective Date until the end of March 2026 and 1.625% thereafter. The Revolving Credit Facility also includes an unused commitment fee equal to 0.15% of the amount by which the aggregate lender commitments exceed the average daily revolver usage during any month, payable in arrears on the first day of each month and on the Revolving Credit Facility Maturity Date.

Maximum borrowings under the Revolving Credit Facility are calculated pursuant to a formula based on eligible accounts receivable and eligible inventory, subject to adjustment at the discretion of the Lenders. Borrowings under the Revolving Credit Facility may be prepaid from time to time without penalty or premium.

The Revolving Credit Facility also contains customary representations and warranties, events of default, financial reporting requirements, and affirmative covenants, including a fixed charge coverage ratio (on a trailing twelve months (TTM) basis) of at least 1.0, measured on the last day of each month, commencing on September 30, 2025, and certain additional covenants, including restrictions limiting the Company’s ability to incur additional indebtedness, incur liens, pay dividends, hold unpermitted investments, or make material changes to the business, except, in the case of certain payments, distributions, acquisitions or investments, if specified payment conditions are satisfied, including that the pro forma excess availability under the Revolving Credit Facility is at least equal to the greater of (i) 20% of the Borrowing Base (as defined in the New Credit Agreement) and (ii) $20 million.

The Revolving Credit Facility is secured by a first priority security interest on substantially all of the Company’s and the Borrowers’ and Guarantors’ assets.

On October 2, 2025, the Company issued a press release announcing the entry into the New Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On the Effective Date, the Loan Parties terminated and repaid in full all outstanding obligations due under the Existing Credit Agreement.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1*†	Credit Agreement, dated as of October 1, 2025, by and among Alliance Entertainment Holding Corporation, as Parent, certain of its subsidiaries from time to time party thereto, as Borrowers and/or Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent.
99.1	Press Release, dated October 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential information, identified by brackets (“[***]”), has been omitted from this Exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2025	ALLIANCE ENTERTAINMENT HOLDING CORPORATION

	By:	/s/ Bruce Ogilvie
	Name:	Bruce Ogilvie
	Title:	Executive Chairman